QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(5)(i)

G&M

This is an advertisement only and is not an offer to purchase or a solicitation of an offer to sell any securities of Canada Southern Petroleum Ltd.

OFFER TO PURCHASE FOR CASH

all of the outstanding common shares of
CANADA SOUTHERN PETROLEUM LTD.
for U.S. $7.50 in cash for each Common Share
by NOSARA HOLDINGS LTD.
a wholly-owned subsidiary of PETRO-CANADA

Nosara Holdings Ltd. (the "Offeror"), a wholly-owned subsidiary of Petro-Canada, has commenced an offer dated May 15, 2006 (the "Offer") to purchase all of the issued and outstanding common shares (the "Common Shares") of Canada Southern Petroleum Ltd. ("Canada Southern"), for U.S.$7.50, net to the seller, in cash for each Common Share.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 7:00 P.M. (MOUNTAIN DAYLIGHT TIME) ON JUNE 20, 2006 (THE "EXPIRY TIME") UNLESS WITHDRAWN OR EXTENDED.

The Offer is conditional upon, among other things, there being validly deposited under the Offer and not withdrawn at the Expiry Time, and at the time the Offeror first takes up and pays for Common Shares under the Offer, at least 66 2/3% of the outstanding Common Shares (calculated on a diluted basis). The purpose of the Offer is to enable the Offeror to acquire all of the Common Shares of Canada Southern. If the Offeror takes up and pays for the Common Shares under the Offer, the Offeror's current intention is to thereafter acquire, in accordance withapplicable law, all of the Common Shares not deposited under the Offer.

In order for a holder of Common Shares (a "Shareholder") to validly tender Common Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer and take-over bid circular accompanying the Offer and forming part thereof (the "Circular")) in lieu of the Letter of Transmittal), and any other documents required by the Letter of Transmittal, must be received by CIBC Mellon Trust Company (the "Depositary") or Mellon Investor Services LLC (the "U.S. Forwarding Agent") at or prior to the Expiry Time at one of their addresses set forth on the back cover of the Offer and Circular. In addition, at or prior to the Expiry Time, either (i) the certificates evidencing deposited Common Shares must be received by the Depositary at such address, (ii) such Common Shares must be tendered pursuant to the procedures for book-entry transfer and a confirmation of such delivery by book-entry transfer (including an Agent's Message (as defined in the Offer and Circular) if the Shareholder has not delivered a Letter of Transmittal) must be received by the Depositary, or (iii) the Shareholder must comply with the guaranteed delivery procedures set forth in the Offer and Circular.

The method of delivery of certificates, the Letter of Transmittal and all other required documents, including delivery through The Depository Trust Company (the "Book-Entry Transfer Facility"), is at the sole election and risk of the Shareholder. Delivery will be deemed made only when such items are actually received by the Depositary. If delivery is by mail, it is recommended that Shareholders use properly insured registered mail with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery to the Depositary.

Except as otherwise stated in Section 7 of the Offer, all deposits of Common Shares pursuant to the Offer are irrevocable. Unless otherwise required or permitted by applicable law, any Common Shares deposited in acceptance of the Offer may be withdrawn by or on behalf of the depositing Shareholder:

(a)
at any time before the Common Shares have been taken up by the Offeror pursuant to the Offer;

(b)
at any time before the expiration of ten days from the date upon which either:

  (i)
  a notice of change relating to a change which has occurred in the information contained in the Offer or the Circular, each as may be amended from time to time, which change is one that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror) in the event that such change occurs before the Expiry Time or after the Expiry Time but prior to the expiry of all rights of withdrawal in respect of the Offer; or

  (ii)
  a notice of variation concerning a variation in the terms of the Offer (other than a variation in the terms of the Offer consisting solely of an increase in the consideration offered for the Common Shares under the Offer where the time for deposit is not extended for a period greater than ten days or a variation in the terms of the Offer consisting solely of the waiver of a condition in the Offer);

  is mailed, delivered or otherwise properly communicated, but only if such deposited Common Shares have not been taken up by the Offeror at the time of the notice and subject to abridgement of that period pursuant to such order or orders as may be granted by Canadian courts or securities regulatory authorities; or

(c)
if the Common Shares have not been paid for by the Offeror within three business days after having been taken up.

If the Offeror waives any terms or conditions of the Offer and extends the Offer in circumstances where the rights of withdrawal set forth in (b) above are applicable, the Offer shall be extended without the Offeror first taking up the Common Shares that are subject to the rights of withdrawal.

Withdrawals of Common Shares deposited to the Offer must be effected by notice of withdrawal made by or on behalf of the depositing Shareholder and must be received by the Depositary or the U.S. Forwarding Agent at the place of deposit of the applicable Common Shares within the time limits indicated above. Notice of withdrawal must: (a) be made by a method, including a manually signed facsimile transmission, that provides the Depositary or the U.S. Forwarding Agent with a written or printed copy; (b) be signed by the person who signed the Letter of Transmittal accompanying, or the Notice of Guaranteed Delivery in respect of, the Common Shares that are to be withdrawn; and (c) specify such person's name, the number of Common Shares to be withdrawn, the name of the registered holder and the certificate number shown on each certificate representing the Common Shares to be withdrawn. The withdrawal will take effect upon receipt by the Depositary or the U.S. Forwarding Agent of the properly completed notice of withdrawal. Any signature on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in the Offer and Circular) in the same manner as in a Letter of Transmittal (as described in the instructions set out in such letter), except in the case of Common Shares deposited for the account of an Eligible Institution. None of the Offeror, the Depositary or the U.S. Forwarding Agent, or any other person, will be under any duty to give notice of any defect or irregularity in any notice of withdrawal or shall incur any liability for failure to give such notice. If Common Shares have been tendered pursuant to the procedures for book-entry transfer, any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Common Shares and otherwise comply with the Book-Entry Transfer Facility's procedures.

Withdrawals may not be rescinded and any Common Shares withdrawn will thereafter be deemed not validly deposited for purposes of the Offer. However, withdrawn Common Shares may be redeposited at any time at or prior to the Expiry Time by again following one of the procedures described in Section 3 of the Offer, "Manner of Acceptance".

All questions as to the validity (including timely receipt) and form of notices of withdrawal will be determined by the Offeror in its sole discretion, and such determination will be final and binding.

Subject to the terms of the Offer Documents (as defined in the Offer and Circular), the Offeror reserves the right, in its sole discretion, at any time and from time to time prior to or at the Expiry Time (or otherwise as permitted by applicable law), to extend the Offer by fixing a new Expiry Date (as defined in the Offer and Circular) or to vary the terms of the Offer, in each case by giving written notice or other communication confirmed in writing of such extension or variation to the Depositary at its principal office in Calgary, Alberta. The Offeror, forthwith after giving any such notice or communication, shall make a public announcement of the extension or variation, shall cause the Depositary as soon as practicable thereafter to provide a copy of such notice or communication in the manner set forth in Section 11 of the Offer, "Notice", to all Shareholders whose Common Shares have not been taken up at the date of the extension or variation and shall provide a copy of the aforementioned notice to the TSX and NASDAQ. Any notice of extension or variation will be deemed to have been given and to be effective on the day on which it is delivered or otherwise communicated in writing to the Depositary at its principal office in Calgary, Alberta.

Notwithstanding the foregoing, the Offer may not be extended by the Offeror if all of the terms and conditions of the Offer, excluding those waived by the Offeror, have been ful.lled or complied with unless the Offeror first takes up all Common Shares then deposited under the Offer and not withdrawn.

In addition, the Offeror may make available a subsequent offering period by extending the Offer on one or more occasions for a period of at least 10 calendar days, and not to exceed 20 business days. To comply with the applicable laws of the United States and Canada, during the subsequent offering period the Offeror will immediately accept for payment all tenders of Common Shares. Shareholders tendering their Common Shares during the first 10 calendar days of the subsequent offering period may withdraw those Common Shares during such 10 calendar day period provided such Common Shares have not been taken up by the Offeror. No withdrawal rights will apply during the subsequent offering period with respect to Common Shares deposited under the Offer which have been taken up at the date the notice of the subsequent offering period is given or with respect to Common Shares deposited during the subsequent offering period which have subsequently been taken up.

In general, a United States Shareholder who disposes of Common Shares pursuant to the Offer will recognize gain or loss for United States federal income tax purposes equal to the difference between the amount received and such holder's adjusted tax basis in the Common Shares disposed of. Such gain or loss will be long-term capital gain or loss if the Common Shares have been held by such United States Shareholder for more than one year and will be short-term capital gain or loss if such Common Shares have been held for one year or less. Long-term capital gains of non-corporate shareholders are generally subject to a maximum United States federal income tax rate of 15%.

A request has been made to Canada Southern for the use of Canada Southern's shareholder list for the purpose of disseminating the Offer Documents to Shareholders. Upon compliance by Canada Southern with this request, the Offer Documents and other relevant materials will be mailed to holders of record of Common Shares and furnished to brokers, dealers, banks, trust companies and similar persons whose names, or the names of whose nominees, appear on Canada Southern's shareholder list or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Common Shares.

The information required to be disclosed by paragraph (d)(1) of Rule 14d-6 under the U.S. Securities Exchange Act of 1934 is contained in the Offer Documents and is incorporated herein by reference.

Questions and requests for assistance may be directed to CIBC Mellon Trust Company, as the depositary, Mellon Investor Services LLC, as U.S. forwarding agent, or Kingsdale Shareholder Services Inc., as information agent for the Offer as set forth below.

The Depositary for the Offer is:
CIBC MELLON TRUST COMPANY
199 Bay Street, Commerce Court West, Securities Level
Toronto, ON M5L 1G9
Telephone (416) 643-5500
Toll Free: 1-800-387-0825
E-mail: inquiries@cibcmellon.com

The U.S. Forwarding Agent for the Offer is:
MELLON INVESTOR SERVICES LLC
120 Broadway, 13th Floor
New York, NY 10027
Toll Free: 1-800-387-0825

The Information Agent for the Offer is:
KINGSDALE SHAREHOLDER SERVICES INC.
The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361
Toronto, ON M5X 1E2
Shareholders Call Toll Free: 1-866-639-8089
Banks and Brokers Call Collect: (416) 867-2272
E-mail: shareholder@kingsdalecapital.com
Toll Free Facsimile: 1-866-545-5580

The Offer is made solely by the Offer and Circular dated May 15, 2006 and related Letter of Transmittal and Notice of Guaranteed Delivery filed today with certain securities commissions or similar regulatory authorities in Canada and which should be made available the following day by such authorities at www.sedar.com. The Offeror will mail the Offer Documents to all shareholders and optionholders named on the shareholder and optionholder lists, requested from Canada Southern today, within two business days of receipt of such lists from Canada Southern.

The Offer is not being made to, nor will deposits be accepted from or on behalf of, holders of Common Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to holders of Common Shares in any such jurisdiction.

The information contained in this advertisement is a summary only of the more detailed information appearing in the Offer Documents. Shareholders are urged to read the Offer Documents in their entirety.

WSJ

This is an advertisement only and is not an offer to purchase or a solicitation of an offer to sell any securities of Canada Southern Petroleum Ltd.

OFFER TO PURCHASE FOR CASH

all of the outstanding common shares of
CANADA SOUTHERN PETROLEUM LTD.
for U.S. $7.50 in cash for each Common Share
by NOSARA HOLDINGS LTD.
a wholly-owned subsidiary of PETRO-CANADA

Nosara Holdings Ltd. (the "Offeror"), a wholly-owned subsidiary of Petro-Canada, has commenced an offer dated May 15, 2006 (the "Offer") to purchase all of the issued and outstanding common shares (the "Common Shares") of Canada Southern Petroleum Ltd. ("Canada Southern"), for U.S.$7.50, net to the seller, in cash for each Common Share.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 7:00 P.M. (MOUNTAIN DAYLIGHT TIME) ON JUNE 20, 2006 (THE "EXPIRY TIME") UNLESS WITHDRAWN OR EXTENDED.

The Offer is conditional upon, among other things, there being validly deposited under the Offer and not withdrawn at the Expiry Time, and at the time the Offeror first takes up and pays for Common Shares under the Offer, at least 66 2/3% of the outstanding Common Shares (calculated on a diluted basis). The purpose of the Offer is to enable the Offeror to acquire all of the Common Shares of Canada Southern. If the Offeror takes up and pays for the Common Shares under the Offer, the Offeror's current intention is to thereafter acquire, in accordance withapplicable law, all of the Common Shares not deposited under the Offer.

In order for a holder of Common Shares (a "Shareholder") to validly tender Common Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer and take-over bid circular accompanying the Offer and forming part thereof (the "Circular")) in lieu of the Letter of Transmittal), and any other documents required by the Letter of Transmittal, must be received by CIBC Mellon Trust Company (the "Depositary") or Mellon Investor Services LLC (the "U.S. Forwarding Agent") at or prior to the Expiry Time at one of their addresses set forth on the back cover of the Offer and Circular. In addition, at or prior to the Expiry Time, either (i) the certificates evidencing deposited Common Shares must be received by the Depositary at such address, (ii) such Common Shares must be tendered pursuant to the procedures for book-entry transfer and a confirmation of such delivery by book-entry transfer (including an Agent's Message (as defined in the Offer and Circular) if the Shareholder has not delivered a Letter of Transmittal) must be received by the Depositary, or (iii) the Shareholder must comply with the guaranteed delivery procedures set forth in the Offer and Circular.

The method of delivery of certificates, the Letter of Transmittal and all other required documents, including delivery through The Depository Trust Company (the "Book-Entry Transfer Facility"), is at the sole election and risk of the Shareholder. Delivery will be deemed made only when such items are actually received by the Depositary. If delivery is by mail, it is recommended that Shareholders use properly insured registered mail with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery to the Depositary.

Except as otherwise stated in Section 7 of the Offer, all deposits of Common Shares pursuant to the Offer are irrevocable. Unless otherwise required or permitted by applicable law, any Common Shares deposited in acceptance of the Offer may be withdrawn by or on behalf of the depositing Shareholder:

(a)
at any time before the Common Shares have been taken up by the Offeror pursuant to the Offer;

(b)
at any time before the expiration of ten days from the date upon which either:

  (i)
  a notice of change relating to a change which has occurred in the information contained in the Offer or the Circular, each as may be amended from time to time, which change is one that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror) in the event that such change occurs before the Expiry Time or after the Expiry Time but prior to the expiry of all rights of withdrawal in respect of the Offer; or

  (ii)
  a notice of variation concerning a variation in the terms of the Offer (other than a variation in the terms of the Offer consisting solely of an increase in the consideration offered for the Common Shares under the Offer where the time for deposit is not extended for a period greater than ten days or a variation in the terms of the Offer consisting solely of the waiver of a condition in the Offer);

  is mailed, delivered or otherwise properly communicated, but only if such deposited Common Shares have not been taken up by the Offeror at the time of the notice and subject to abridgement of that period pursuant to such order or orders as may be granted by Canadian courts or securities regulatory authorities; or

(c)
if the Common Shares have not been paid for by the Offeror within three business days after having been taken up.

If the Offeror waives any terms or conditions of the Offer and extends the Offer in circumstances where the rights of withdrawal set forth in (b) above are applicable, the Offer shall be extended without the Offeror first taking up the Common Shares that are subject to the rights of withdrawal.

Withdrawals of Common Shares deposited to the Offer must be effected by notice of withdrawal made by or on behalf of the depositing Shareholder and must be received by the Depositary or the U.S. Forwarding Agent at the place of deposit of the applicable Common Shares within the time limits indicated above. Notice of withdrawal must: (a) be made by a method, including a manually signed facsimile transmission, that provides the Depositary or the U.S. Forwarding Agent with a written or printed copy; (b) be signed by the person who signed the Letter of Transmittal accompanying, or the Notice of Guaranteed Delivery in respect of, the Common Shares that are to be withdrawn; and (c) specify such person's name, the number of Common Shares to be withdrawn, the name of the registered holder and the certificate number shown on each certificate representing the Common Shares to be withdrawn. The withdrawal will take effect upon receipt by the Depositary or the U.S. Forwarding Agent of the properly completed notice of withdrawal. Any signature on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in the Offer and Circular) in the same manner as in a Letter of Transmittal (as described in the instructions set out in such letter), except in the case of Common Shares deposited for the account of an Eligible Institution. None of the Offeror, the Depositary or the U.S. Forwarding Agent, or any other person, will be under any duty to give notice of any defect or irregularity in any notice of withdrawal or shall incur any liability for failure to give such notice. If Common Shares have been tendered pursuant to the procedures for book-entry transfer, any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Common Shares and otherwise comply with the Book-Entry Transfer Facility's procedures.

Withdrawals may not be rescinded and any Common Shares withdrawn will thereafter be deemed not validly deposited for purposes of the Offer. However, withdrawn Common Shares may be redeposited at any time at or prior to the Expiry Time by again following one of the procedures described in Section 3 of the Offer, "Manner of Acceptance".

All questions as to the validity (including timely receipt) and form of notices of withdrawal will be determined by the Offeror in its sole discretion, and such determination will be final and binding.

Subject to the terms of the Offer Documents (as defined in the Offer and Circular), the Offeror reserves the right, in its sole discretion, at any time and from time to time prior to or at the Expiry Time (or otherwise as permitted by applicable law), to extend the Offer by fixing a new Expiry Date (as defined in the Offer and Circular) or to vary the terms of the Offer, in each case by giving written notice or other communication confirmed in writing of such extension or variation to the Depositary at its principal office in Calgary, Alberta. The Offeror, forthwith after giving any such notice or communication, shall make a public announcement of the extension or variation, shall cause the Depositary as soon as practicable thereafter to provide a copy of such notice or communication in the manner set forth in Section 11 of the Offer, "Notice", to all Shareholders whose Common Shares have not been taken up at the date of the extension or variation and shall provide a copy of the aforementioned notice to the TSX and NASDAQ. Any notice of extension or variation will be deemed to have been given and to be effective on the day on which it is delivered or otherwise communicated in writing to the Depositary at its principal office in Calgary, Alberta.

Notwithstanding the foregoing, the Offer may not be extended by the Offeror if all of the terms and conditions of the Offer, excluding those waived by the Offeror, have been ful.lled or complied with unless the Offeror first takes up all Common Shares then deposited under the Offer and not withdrawn.

In addition, the Offeror may make available a subsequent offering period by extending the Offer on one or more occasions for a period of at least 10 calendar days, and not to exceed 20 business days. To comply with the applicable laws of the United States and Canada, during the subsequent offering period the Offeror will immediately accept for payment all tenders of Common Shares. Shareholders tendering their Common Shares during the first 10 calendar days of the subsequent offering period may withdraw those Common Shares during such 10 calendar day period provided such Common Shares have not been taken up by the Offeror. No withdrawal rights will apply during the subsequent offering period with respect to Common Shares deposited under the Offer which have been taken up at the date the notice of the subsequent offering period is given or with respect to Common Shares deposited during the subsequent offering period which have subsequently been taken up.

In general, a United States Shareholder who disposes of Common Shares pursuant to the Offer will recognize gain or loss for United States federal income tax purposes equal to the difference between the amount received and such holder's adjusted tax basis in the Common Shares disposed of. Such gain or loss will be long-term capital gain or loss if the Common Shares have been held by such United States Shareholder for more than one year and will be short-term capital gain or loss if such Common Shares have been held for one year or less. Long-term capital gains of non-corporate shareholders are generally subject to a maximum United States federal income tax rate of 15%.

A request has been made to Canada Southern for the use of Canada Southern's shareholder list for the purpose of disseminating the Offer Documents to Shareholders. Upon compliance by Canada Southern with this request, the Offer Documents and other relevant materials will be mailed to holders of record of Common Shares and furnished to brokers, dealers, banks, trust companies and similar persons whose names, or the names of whose nominees, appear on Canada Southern's shareholder list or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Common Shares.

The information required to be disclosed by paragraph (d)(1) of Rule 14d-6 under the U.S. Securities Exchange Act of 1934 is contained in the Offer Documents and is incorporated herein by reference.

Questions and requests for assistance may be directed to CIBC Mellon Trust Company, as the depositary, Mellon Investor Services LLC, as U.S. forwarding agent, or Kingsdale Shareholder Services Inc., as information agent for the Offer as set forth below.

The Depositary for the Offer is:
CIBC MELLON TRUST COMPANY
199 Bay Street, Commerce Court West, Securities Level
Toronto, ON M5L 1G9
Telephone (416) 643-5500
Toll Free: 1-800-387-0825
E-mail: inquiries@cibcmellon.com

The U.S. Forwarding Agent for the Offer is:
MELLON INVESTOR SERVICES LLC
120 Broadway, 13th Floor
New York, NY 10027
Toll Free: 1-800-387-0825

The Information Agent for the Offer is:
KINGSDALE SHAREHOLDER SERVICES INC.
The Exchange Tower,
130 King Street West, Suite 2950, P.O. Box 361
Toronto, ON M5X 1E2
Shareholders Call Toll Free: 1-866-639-8089
Banks and Brokers Call Collect: (416) 867-2272
E-mail: shareholder@kingsdalecapital.com
Toll Free Facsimile: 1-866-545-5580

The Offer is made solely by the Offer and Circular dated May 15, 2006 and related Letter of Transmittal and Notice of Guaranteed Delivery filed today with certain securities commissions or similar regulatory authorities in Canada and which should be made available the following day by such authorities at www.sedar.com. The Offeror will mail the Offer Documents to all shareholders and optionholders named on the shareholder and optionholder lists, requested from Canada Southern today, within two business days of receipt of such lists from Canada Southern.

The Offer is not being made to, nor will deposits be accepted from or on behalf of, holders of Common Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to holders of Common Shares in any such jurisdiction.

The information contained in this advertisement is a summary only of the more detailed information appearing in the Offer Documents. Shareholders are urged to read the Offer Documents in their entirety.

QuickLinks

  Exhibit (a)(5)(i)